Exhibit 99.5

NOTICE OF GUARANTEED DELIVERY

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. In considering what action you should take, you are recommended immediately to seek your own financial advice from your stockbroker, attorney, accountant or other independent financial advisor.

If you have sold or otherwise transferred all your American Depositary Shares of Merant plc (“Merant ADSs”), please pass this document and all accompanying documents as soon as possible to the purchaser or transferee, or to the bank, stockbroker or other agent through whom the sale or transfer was effected for transmission to the purchaser or transferee. HOWEVER, SUCH DOCUMENTS SHOULD NOT BE DISTRIBUTED, FORWARDED OR TRANSMITTED IN OR INTO AUSTRALIA, CANADA OR JAPAN.

NOTICE OF GUARANTEED DELIVERY

TO ACCEPT THE OFFER FOR AMERICAN DEPOSITARY SHARES

EVIDENCED BY AMERICAN DEPOSITARY RECEIPTS

OF

MERANT PLC

PURSUANT TO THE OFFER DOCUMENT DATED MARCH 18, 2004

by

SERENA SOFTWARE, INC.

and by

LEHMAN BROTHERS EUROPE LIMITED

on its behalf

(outside the United States)

As set out in “Procedures for Acceptance in Respect of Merant ADSs” in paragraph 12 of Part B of Appendix I to the Offer Document, this form or one substantially equivalent hereto must be used for acceptance of the Offer in respect of Merant ADSs if American Depositary Receipts evidencing Merant ADSs (“Merant ADRs”) are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach the US Depositary while the Offer remains open for acceptance. Such form may be delivered by hand, transmitted by facsimile or mailed to the US Depositary and must include a signature guarantee by an Eligible Institution (as defined in the Offer Document) in the form set out herein. See “Procedures for Acceptance in Respect of Merant ADSs—Guaranteed delivery procedures” in paragraph 12(h) of Part B of Appendix 1 to the Offer Document.

To: The Bank Of New York

By Mail: Tender & Exchange Department (SERENA-Merant) P.O. Box 859208 Braintree, MA 02185-9208	By Hand: Tender & Exchange Department -11W (SERENA-Merant) 101 Barclay Street Receive and Deliver Window New York, New York 10286	By Overnight Delivery: Tender & Exchange Department (SERENA-Merant) 161 Bay State Road Braintree, MA 02184

By Facsimile Transmission: (for Eligible Institutions Only) (212) 815-6433 To Confirm Facsimile Transmission Only: (212) 815-6212

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Acceptance of the Offer in respect of Merant Shares (except insofar as they are represented by Merant ADSs) may not be made with this form and pursuant to the guaranteed delivery procedures.

Capitalized terms and certain other terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Offer Document.

Ladies and Gentlemen:

The undersigned hereby accepts the Offer in respect of Merant ADSs upon the terms and subject to the conditions set forth below pursuant to the guaranteed delivery procedures set out in “Procedures for Acceptance in Respect of Merant ADSs—Guaranteed delivery procedures” in paragraph 12(h) of Part B of Appendix 1 to the Offer Document.

The undersigned understands that the acceptance of the Offer in respect of Merant ADSs pursuant to the guaranteed delivery procedures will not be treated as a valid acceptance for the purpose of satisfying the Acceptance Condition (as defined in the Offer Document). See “Procedures for Acceptance in Respect of Merant ADSs—Guaranteed delivery procedures” in paragraph 12(h) of Part B of Appendix 1 to the Offer Document. To be counted towards satisfaction of the Acceptance Condition, the Merant ADRs evidencing such Merant ADSs must, prior to the end of the Initial Offer Period (as defined in the Offer Document), be received by the US Depositary or, if applicable, timely confirmation of a book-entry transfer of such Merant ADSs into the US Depositary’s account at the Book-Entry Transfer Facility pursuant to the procedures set out in “Procedures for Acceptance in Respect of Merant ADSs—Book-entry transfer” in paragraph 12(c) of Part B of Appendix 1 to the Offer Document must be received by the US Depositary, together with a duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees or, in the case of a book-entry transfer, an Agent’s Message and any other required documents.

Signature(s)	Address(es) (Include Zip code):

Name of Record Holder(s) (Please Type or Print):
Number of Merant ADSs:	Area Code(s) and Telephone Number(s):
Merant ADR No.(s) (If available):	☐ Check box if Merant will be tendered by book-entry transfer.
Account Number:
Dated:

MIX AND MATCH ELECTION

(See Instruction 9 of the Letter of Transmittal)

Standard Entitlement:

For every Merant ADS – 682.5 pence in cash & 0.2483 of SERENA common stock  ☐

Insert the number of Merant ADSs in respect of which you wish to receive additional SERENA Shares:

Insert the number of Merant ADSs in respect of which you wish to receive additional cash:

GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program, hereby guarantees that the undersigned will deliver to the US Depositary either the Merant ADRs evidencing the Merant ADSs with respect to which the Offer is being accepted hereby, in proper form for transfer, or confirmation of the book-entry transfer of such Merant ADSs into the US Depositary’s account at the Book-Entry Transfer Facility, in any such case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees or, in the case of a book-entry transfer, an Agent’s Message and any other required documents, all within three New York Stock Exchange business days after the date hereof.

Name of Firm, Agent or Trustee: Address (Include Zip Code):	Authorized Signature: Name (Please Type or Print):
Title:

Area Code and Telephone Number:
Date:

NOTE: DO NOT SEND MERANT ADRS WITH THIS FORM. MERANT ADRS SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.